Exhibit 99.1
PepsiCo Reports Second-Quarter 2020 Results; Provides 2020 Business Update
Reported (GAAP) Second-Quarter and Year-to-Date 2020 Results

	Second-Quarter	Year-to-Date
Net revenue performance	(3.1)%	1.7%
Foreign exchange impact on net revenue	(4)%	(2)%
Earnings per share (EPS)	$1.18	$2.14
EPS change	(18)%	(12)%
Foreign exchange impact on EPS	(3)%	(2)%
Organic/Core (non-GAAP)1 Second-Quarter and Year-to-Date 2020 Results

	Second-Quarter	Year-to-Date
Organic revenue performance	(0.3)%	3.3%
Core EPS	$1.32	$2.39
Core constant currency EPS change	(11)%	(3)%
PURCHASE, N.Y. - July 13, 2020 - PepsiCo, Inc. (NASDAQ: PEP) today reported results for the second quarter 2020.
“I’m very pleased with the way our organization has protected our associates and served the needs of our customers, consumers and communities throughout these incredibly difficult times,” said PepsiCo Chairman and CEO, Ramon Laguarta. “Despite being faced with significant challenges and complexities as a result of the COVID-19 pandemic, our businesses performed relatively well during the quarter, with a notable level of resiliency in our global snacks and foods business.
Encouragingly, as restrictions and closures eased and population mobility improved as the quarter progressed, we also saw an improvement in our business performance and channel mix dynamics. However, the environment has remained volatile and much uncertainty remains about the duration and long-term implications of the pandemic.

As a result, we are not providing a financial outlook for fiscal year 2020 at this time. However, we continue to believe we have ample liquidity and flexibility to meet the needs of our business and return cash to shareholders. We remain focused on winning in the marketplace with our strong portfolio of brands in attractive categories, agile supply chain and flexible go-to-market systems, while also building on our competitive advantages, to emerge an even stronger company in the future.”

1 Please refer to the Glossary for the definitions of non-GAAP financial measures, including “Organic,” “Core” and “Constant Currency,” and to “Guidance and Outlook” for additional information regarding PepsiCo’s 2020 business update. Please refer to PepsiCo’s Quarterly Report on Form 10-Q for the 12 and 24 weeks ended June 13, 2020 (Q2 2020 Form 10-Q) filed with the SEC on July 13, 2020 for additional information regarding PepsiCo’s financial results.

Summary Second-Quarter 2020 Performance

	Revenue				Volume
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	Organic Volume % Change
		Foreign Exchange Translation	Acquisitions, Divestitures, and Other Structural Changes		Food/Snack	Beverage
Frito-Lay North America	7	—	(0.5)	6	3
Quaker Foods North America	23	—	—	23	26
PepsiCo Beverages North America	(7)	—	(1)	(7)		(10)
Latin America	(17)	17	—	—	—	(9)
Europe	(9)	7	—	(2.5)	2	2
Africa, Middle East and South Asia	(1)	2	(7)	(7)	(6)	(26)
Asia Pacific, Australia and New Zealand and China Region	10	5	—	15	14	(8)
Total	(3)	4	(1)	—	4	(11)

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	2	—	—	2
Quaker Foods North America	55	—	—	55
PepsiCo Beverages North America	(42)	5	—	(37)
Latin America	(22)	(4)	18	(8)
Europe	3	(17)	6	(7)
Africa, Middle East and South Asia	(75)	66	—	(9)
Asia Pacific, Australia and New Zealand and China Region	63	(35)	4	31
Corporate unallocated expenses	21	24	—	45
Total	(15)	1	3	(11)

EPS	(18)	4	3	(11)

Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic,” “Core” and “Constant Currency.”

Summary Year-to-Date 2020 Performance

	Revenue				Volume
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	Organic Volume % Change
		Foreign Exchange Translation	Acquisitions, Divestitures, and Other Structural Changes		Food/Snack	Beverage
Frito-Lay North America	7	—	—	7	4
Quaker Foods North America	14	—	—	15	17
PepsiCo Beverages North America	—	—	(1)	(1)		(3)
Latin America	(8)	11	—	3	1	(3.5)
Europe	(1)	4	—	3	3	5
Africa, Middle East and South Asia	2	1	(2)	1	2	(15)
Asia Pacific, Australia and New Zealand and China Region	8	3	—	11	10	(5)
Total	2	2	(0.5)	3	5	(4)

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	3	1	—	4
Quaker Foods North America	31	—	—	31
PepsiCo Beverages North America	(36)	3	—	(32)
Latin America	(12)	(2)	10	(3)
Europe	9	(16)	5	(2)
Africa, Middle East and South Asia	(43)	44	(0.5)	—
Asia Pacific, Australia and New Zealand and China Region	49	(20)	3	31
Corporate unallocated expenses	38	(27)	—	12
Total	(10)	5	2	(4)

EPS	(12)	8	2	(3)

Note: Rows may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic,” “Core” and “Constant Currency.”

Guidance and Outlook
As previously disclosed, the Company’s financial outlook regarding fiscal year 2020 is no longer applicable given the continued uncertainties associated with the magnitude and duration of the COVID-19 pandemic on its business.
However, the Company continues to expect:

•	A core effective tax rate of approximately 21 percent; and

•	Total cash returns to shareholders of approximately $7.5 billion, comprised of dividends of $5.5 billion and share repurchases of $2 billion.
In addition, the Company now expects a 3 percentage-point foreign exchange translation headwind to negatively impact reported net revenue and core EPS performance based on current market consensus rates.

Earnings Discussion and Conference Call:
At approximately 6:30 a.m. (Eastern time) today, the Company will post a pre-recorded management discussion of its second quarter 2020 results and business update at www.pepsico.com/investors. At 8:15 a.m. (Eastern time) today, the Company will host a live question and answer session with investors and financial analysts. Further details will be accessible on the Company’s website at www.pepsico.com/investors.

Contacts:	Investor Relations	Communications
	investor@pepsico.com	pepsicomediarelations@pepsico.com

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions except per share amounts, unaudited)

	12 Weeks Ended		24 Weeks Ended
	6/13/2020	6/15/2019	6/13/2020	6/15/2019
Net Revenue	$15,945	$16,449	$29,826	$29,333
Cost of sales	7,088	7,404	13,215	13,092
Gross profit	8,857	9,045	16,611	16,241
Selling, general and administrative expenses (a)	6,538	6,316	12,368	11,504
Operating Profit	2,319	2,729	4,243	4,737
Other pension and retiree medical benefits income	84	61	161	125
Net interest expense and other	(235)	(223)	(525)	(427)
Income before income taxes	2,168	2,567	3,879	4,435
Provision for income taxes	510	524	870	970
Net income	1,658	2,043	3,009	3,465
Less: Net income attributable to noncontrolling interests	12	8	25	17
Net Income Attributable to PepsiCo	$1,646	$2,035	$2,984	$3,448

Diluted
Net income attributable to PepsiCo per common share	$1.18	$1.44	$2.14	$2.44
Weighted-average common shares outstanding	1,393	1,409	1,395	1,411

(a)
The increase in selling, general and administrative expenses for the 12 weeks ended June 13, 2020 as compared to the 12 weeks ended June 15, 2019, primarily reflects certain charges taken as a result of the COVID-19 pandemic and higher merger and integration charges. The increase in selling, general and administrative expenses for the 24 weeks ended June 13, 2020 as compared to the 24 weeks ended June 15, 2019, primarily reflects the charges taken as a result of the COVID-19 pandemic and higher merger and integration charges.

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions and unaudited)

	12 Weeks Ended		24 Weeks Ended
	6/13/2020	6/15/2019	6/13/2020	6/15/2019
Net Revenue
Frito-Lay North America	$4,273	$4,010	$8,347	$7,825
Quaker Foods North America	664	540	1,298	1,134
PepsiCo Beverages North America	4,970	5,322	9,808	9,832
Latin America	1,567	1,886	2,877	3,127
Europe	2,725	3,000	4,564	4,620
Africa, Middle East and South Asia	983	997	1,614	1,576
Asia Pacific, Australia and New Zealand and China Region	763	694	1,318	1,219
Total	$15,945	$16,449	$29,826	$29,333

Operating Profit
Frito-Lay North America	$1,278	$1,249	$2,480	$2,408
Quaker Foods North America	196	127	346	265
PepsiCo Beverages North America	397	690	694	1,079
Latin America	219	278	450	508
Europe	351	339	497	454
Africa, Middle East and South Asia	59	236	193	341
Asia Pacific, Australia and New Zealand and China Region	189	116	331	222
Corporate unallocated expenses	(370)	(306)	(748)	(540)
Total	$2,319	$2,729	$4,243	$4,737

PepsiCo, Inc. and Subsidiaries Condensed Consolidated Statement of Cash Flows (in millions, unaudited)

	24 Weeks Ended
	6/13/2020	6/15/2019
Operating Activities
Net income	$3,009	$3,465
Depreciation and amortization	1,122	1,056
Share-based compensation expense	101	118
Restructuring and impairment charges	63	184
Cash payments for restructuring charges	(109)	(153)
Pension and retiree medical plan expenses	80	98
Pension and retiree medical plan contributions	(293)	(317)
Deferred income taxes and other tax charges and credits	109	221
Net tax related to the Tax Cuts and Jobs Act (TCJ Act)	—	(29)
Tax payments related to the TCJ Act	—	(393)
Change in assets and liabilities:
Accounts and notes receivable	(1,101)	(1,372)
Inventories	(827)	(872)
Prepaid expenses and other current assets	(251)	(336)
Accounts payable and other current liabilities	(1,336)	(521)
Income taxes payable	448	202
Other, net	447	37
Net Cash Provided by Operating Activities	1,462	1,388

Investing Activities
Capital spending	(1,188)	(1,167)
Sales of property, plant and equipment	18	42
Acquisitions, net of cash acquired, and investments in noncontrolled affiliates	(5,649)	(2,424)
Divestitures	4	270
Short-term investments, by original maturity:
More than three months - maturities	—	4
More than three months - sales	—	2
Three months or less, net	18	8
Other investing, net	35	(6)
Net Cash Used for Investing Activities	(6,762)	(3,271)

Financing Activities
Proceeds from issuances of long-term debt	10,564	1,122
Payments of long-term debt	(752)	(2,953)
Short-term borrowings, by original maturity:
More than three months - proceeds	3,663	6
More than three months - payments	(1,176)	—
Three months or less, net	461	652
Cash dividends paid	(2,677)	(2,635)
Share repurchases - common	(1,137)	(1,726)
Proceeds from exercises of stock options	120	210
Withholding tax payments on restricted stock units and performance stock units converted	(79)	(100)
Other financing	(16)	(15)
Net Cash Provided by/(Used for) Financing Activities	8,971	(5,439)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(252)	24
Net Increase/(Decrease) in Cash and Cash Equivalents and Restricted Cash	3,419	(7,298)
Cash and Cash Equivalents and Restricted Cash, Beginning of Year	5,570	10,769
Cash and Cash Equivalents and Restricted Cash, End of Period	$8,989	$3,471

Supplemental Non-Cash Activity
Right-of-use assets obtained in exchange for lease obligations	$302	$170

PepsiCo, Inc. and Subsidiaries Condensed Consolidated Balance Sheet (in millions except per share amounts)

	(unaudited)
	6/13/2020	12/28/2019
ASSETS
Current Assets
Cash and cash equivalents	$8,927	$5,509
Short-term investments	196	229
Accounts and notes receivable, net	8,780	7,822
Inventories:
Raw materials and packaging	1,869	1,395
Work-in-process	344	200
Finished goods	2,101	1,743
	4,314	3,338
Prepaid expenses and other current assets	972	747
Total Current Assets	23,189	17,645
Property, Plant and Equipment, net	19,187	19,305
Amortizable Intangible Assets, net	1,465	1,433
Goodwill	17,845	15,501
Other indefinite-lived intangible assets	17,530	14,610
Indefinite-Lived Intangible Assets	35,375	30,111
Investments in Noncontrolled Affiliates	2,715	2,683
Deferred Income Taxes	4,351	4,359
Other Assets	3,243	3,011
Total Assets	$89,525	$78,547

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt obligations	$6,607	$2,920
Accounts payable and other current liabilities	17,220	17,541
Total Current Liabilities	23,827	20,461
Long-Term Debt Obligations	38,371	29,148
Deferred Income Taxes	4,203	4,091
Other Liabilities	10,537	9,979
Total Liabilities	76,938	63,679
Commitments and contingencies
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares; issued, net of repurchased common stock at par value: 1,385 and 1,391 shares, respectively)	23	23
Capital in excess of par value	3,772	3,886
Retained earnings	62,145	61,946
Accumulated other comprehensive loss	(15,778)	(14,300)
Repurchased common stock, in excess of par value (482 and 476 shares, respectively)	(37,671)	(36,769)
Total PepsiCo Common Shareholders’ Equity	12,491	14,786
Noncontrolling interests	96	82
Total Equity	12,587	14,868
Total Liabilities and Equity	$89,525	$78,547

Non-GAAP Measures
In discussing financial results, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): core results, core constant currency results and organic revenue growth. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results, and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; amounts associated with mergers, acquisitions, divestitures and other structural changes; pension and retiree medical related items; charges or adjustments related to the enactment of new laws, rules or regulations, such as significant tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; debt redemptions, cash tender or exchange offers; asset impairments (non-cash); and remeasurements of net monetary assets. See below for a description of adjustments to our U.S. GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures, which may not be the same as or comparable to similar measures presented by other companies:
Acquisitions and divestitures: All mergers and acquisitions activity, including the impact of acquisitions, divestitures and changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Bottler case sales (BCS): Measure of physical beverage volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Concentrate shipments and equivalents (CSE): Measure of our physical beverage volume shipments to independent bottlers, retailers and independent distributors.

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. For further information regarding these excluded items for the 12 and 24 weeks ended June 13, 2020 and June 15, 2019, refer to “Items Affecting Comparability” in “Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Q2 2020 Form 10-Q. For the periods presented, core results exclude the following items:
Mark-to-market net impact
Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
Expenses related to the multi-year productivity plan publicly announced in 2019.
Inventory fair value adjustments and merger and integration charges
In the 24 weeks ended June 13, 2020, charges related to our acquisitions of BFY Brands, Inc. (BFY Brands), Rockstar Energy Beverages (Rockstar) and Pioneer Food Group Ltd. (Pioneer Foods).
In the 24 weeks ended June 15, 2019, charges primarily related to our acquisition of SodaStream International Ltd.

Net tax related to the Tax Cuts and Jobs Act
During the fourth quarter of 2017, the TCJ Act was enacted in the United States. In periods subsequent to the enactment of the TCJ Act, we recognized certain tax benefits and/or expenses associated therewith.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Organic revenue growth: A measure that adjusts for impacts of acquisitions, divestitures and other structural changes, foreign exchange translation and, when applicable, the impact of the 53rd reporting week.
2020 core effective tax rate
Our 2020 core effective tax rate expectation excludes the mark-to-market net impact included in corporate unallocated expenses and restructuring and impairment charges. We are not able to reconcile our full year projected 2020 core effective tax rate to our full year projected 2020 reported effective tax rate because we are unable to predict the 2020 impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of this measure.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Growth Rates
12 and 24 Weeks Ended June 13, 2020
(unaudited)

	12 Weeks Ended 6/13/2020
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures(a)	Organic % Change, Non-GAAP Measure(b)	Volume(c)	Effective net pricing
Frito-Lay North America	7%	—	(0.5)	6%	4	2
Quaker Foods North America	23%	—	—	23%	26	(3)
PepsiCo Beverages North America	(7)%	—	(1)	(7)%	(11)	3
Latin America	(17)%	17	—	—%	(1)	1
Europe	(9)%	7	—	(2.5)%	(1)	(2)
Africa, the Middle East and South Asia	(1)%	2	(7)	(7)%	(8)	1.5
Asia Pacific, Australia and New Zealand and China Region	10%	5	—	15%	11	3
Total	(3)%	4	(1)	—%	(2)	1.5

	24 Weeks Ended 6/13/2020
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures(d)	Organic % Change, Non-GAAP Measure(b)	Volume(c)	Effective net pricing
Frito-Lay North America	7%	—	—	7%	4.5	2
Quaker Foods North America	14%	—	—	15%	17	(2)
PepsiCo Beverages North America	—%	—	(1)	(1)%	(3)	2
Latin America	(8)%	11	—	3%	1	2
Europe	(1)%	4	—	3%	3	—
Africa, Middle East and South Asia	2%	1	(2)	1%	(1)	2
Asia Pacific, Australia and New Zealand and China Region	8%	3	—	11%	7	5
Total	2%	2	(0.5)	3%	2	2

(a)
Adjustments primarily reflect Pioneer Foods (AMESA), as well as Rockstar (PBNA) and BFY Brands (FLNA). The contribution from the acquisition of Rockstar reflects the incremental consolidated net revenue reported for Rockstar in excess of the net revenue we reported under our previous distribution arrangement.

(b)	Organic revenue growth is a financial measure that is not in accordance with GAAP.

(c)
Excludes the impact of acquisitions and divestitures. In certain instances, volume growth varies from the amounts disclosed in the Summary Second-Quarter 2020 Performance and Summary Year-to-Date 2020 Performance tables on pages 3 and 4, respectively, due to nonconsolidated joint venture volume, and, for our beverage businesses, temporary timing differences between BCS and CSE, as well as the mix of beverage volume sold by our company-owned and franchise-owned bottlers. Our net revenue excludes nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, is based on CSE.

(d)
Adjustments primarily reflect Pioneer Foods (AMESA) and Rockstar (PBNA). The contribution from the acquisition of Rockstar reflects the incremental consolidated net revenue reported for Rockstar in excess of the net revenue we reported under our previous distribution arrangement.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Year over Year Growth Rates
12 and 24 Weeks Ended June 13, 2020
(unaudited)

	12 Weeks Ended 6/13/2020
		Impact of Items Affecting Comparability				Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	2%	—	—	—	2%	—	2%
Quaker Foods North America	55%	—	—	—	55%	—	55%
PepsiCo Beverages North America	(42)%	—	(1.5)	7	(37)%	—	(37)%
Latin America	(22)%	—	(4)	—	(25)%	18	(8)%
Europe	3%	—	(11)	(6)	(14)%	6	(7)%
Africa, Middle East and South Asia	(75)%	—	(1)	67	(9)%	—	(9)%
Asia Pacific, Australia and New Zealand and China Region	63%	—	(35)	—	28%	4	31%
Corporate unallocated expenses	21%	20	10	(6)	45%	—	45%
Total Operating Profit	(15)%	(6)	(17)	25	(14)%	3	(11)%
Net Income Attributable to PepsiCo	(19)%	(3)	(7)	13	(16)%	3	(12)%
Net Income Attributable to PepsiCo per common share – diluted	(18)%	(3)	(6)	13	(15)%	3	(11)%

	24 Weeks Ended 6/13/2020
		Impact of Items Affecting Comparability					Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Net tax related to the TCJ Act	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	3%	—	—	1	—	4%	—	4%
Quaker Foods North America	31%	—	—	—	—	31%	—	31%
PepsiCo Beverages North America	(36)%	—	(1)	5	—	(32)%	—	(32)%
Latin America	(12)%	—	(2)	—	—	(13)%	10	(3)%
Europe	9%	—	(9)	(8)	—	(7)%	5	(2)%
Africa, Middle East and South Asia	(43)%	—	(2)	46	—	1%	(0.5)	—%
Asia Pacific, Australia and New Zealand and China Region	49%	—	(20)	—	—	29%	3	31%
Corporate unallocated expenses	38%	(28)	5	(3)	—	12%	—	12%
Total Operating Profit	(10)%	3	(3)	4.5	—	(5.5)%	2	(4)%
Net Income Attributable to PepsiCo	(13)%	3	(3)	6	1	(6)%	2	(4)%
Net Income Attributable to PepsiCo per common share – diluted	(12)%	3	(2.5)	6	1	(5)%	2	(3)%

(a)
Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
12 Weeks Ended June 13, 2020 and June 15, 2019
(in millions except per share amounts, unaudited)

	12 Weeks Ended 6/13/2020
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$7,088	$8,857	$6,538	$2,319	$84	$510	$1,646	$1.18	23.5%
Items Affecting Comparability
Mark-to-market net impact	14	(14)	31	(45)	—	(11)	(34)	(0.02)	—
Restructuring and impairment charges	(1)	1	(23)	24	1	4	21	0.02	(0.1)
Inventory fair value adjustments and merger and integration charges	(19)	19	(199)	218	—	13	205	0.15	(1.6)
Core, Non-GAAP Measure (a)	$7,082	$8,863	$6,347	$2,516	$85	$516	$1,838	$1.32	21.8%

	12 Weeks Ended 6/15/2019
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Provision for income taxes(b)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$7,404	$9,045	$6,316	$2,729	$524	$8	$2,035	$1.44	20.4%
Items Affecting Comparability
Mark-to-market net impact	13	(13)	(19)	6	1	—	5	—	—
Restructuring and impairment charges	(82)	82	(76)	158	38	4	116	0.08	0.2
Inventory fair value adjustments and merger and integration charges	(20)	20	(4)	24	5	—	19	0.01	—
Core, Non-GAAP Measure (a)	$7,315	$9,134	$6,217	$2,917	$568	$12	$2,175	$1.54	20.6%

(a)	Core results are financial measures that are not in accordance with GAAP and exclude the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.

(b)	Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.

(c)
The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
24 Weeks Ended June 13, 2020 and June 15, 2019
(in millions except per share amounts, unaudited)

	24 Weeks Ended 6/13/2020
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$13,215	$16,611	$12,368	$4,243	$161	$870	$2,984	$2.14	22.4%
Items Affecting Comparability
Mark-to-market net impact	(24)	24	(73)	97	—	24	73	0.05	0.1
Restructuring and impairment charges	(3)	3	(53)	56	7	10	53	0.04	(0.1)
Inventory fair value adjustments and merger and integration charges	(19)	19	(224)	243	—	16	227	0.16	(0.9)
Core, Non-GAAP Measure (a)	$13,169	$16,657	$12,018	$4,639	$168	$920	$3,337	$2.39	21.5%

	24 Weeks Ended 6/15/2019
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$13,092	$16,241	$11,504	$4,737	$125	$970	$17	$3,448	$2.44	21.9%
Items Affecting Comparability
Mark-to-market net impact	32	(32)	22	(54)	—	(13)	—	(41)	(0.03)	—
Restructuring and impairment charges	(90)	90	(99)	189	(5)	41	4	139	0.10	—
Inventory fair value adjustments and merger and integration charges	(34)	34	(5)	39	—	7	—	32	0.02	—
Net tax related to the TCJ Act	—	—	—	—	—	29	—	(29)	(0.02)	0.7
Core, Non-GAAP Measure (a)	$13,000	$16,333	$11,422	$4,911	$120	$1,034	$21	$3,549	$2.52	22.5%

(a)
Core results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.

(b)	Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.

(c)
The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.

Note – Certain amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
12 Weeks Ended June 13, 2020 and June 15, 2019
(in millions, unaudited)

	12 Weeks Ended 6/13/2020
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,278	$—	$2	$2	$1,282
Quaker Foods North America	196	—	—	—	196
PepsiCo Beverages North America	397	—	—	43	440
Latin America	219	—	4	—	223
Europe	351	—	8	—	359
Africa, Middle East and South Asia	59	—	5	157	221
Asia Pacific, Australia and New Zealand and China Region	189	—	3	—	192
Corporate unallocated expenses	(370)	(45)	2	16	(397)
Total	$2,319	$(45)	$24	$218	$2,516

	12 Weeks Ended 6/15/2019
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,249	$—	$6	$—	$1,255
Quaker Foods North America	127	—	—	—	127
PepsiCo Beverages North America	690	—	10	—	700
Latin America	278	—	21	—	299
Europe	339	—	53	23	415
Africa, Middle East and South Asia	236	—	8	—	244
Asia Pacific, Australia and New Zealand and China Region	116	—	34	—	150
Corporate unallocated expenses	(306)	6	26	1	(273)
Total	$2,729	$6	$158	$24	$2,917

(a)	Core results are financial measures that are not in accordance with GAAP and exclude the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
24 Weeks Ended June 13, 2020 and June 15, 2019
(in millions, unaudited)

	24 Weeks Ended 6/13/2020
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$2,480	$—	$7	$25	$2,512
Quaker Foods North America	346	—	1	—	347
PepsiCo Beverages North America	694	—	3	43	740
Latin America	450	—	9	—	459
Europe	497	—	16	—	513
Africa, Middle East and South Asia	193	—	7	159	359
Asia Pacific, Australia and New Zealand and China Region	331	—	3	—	334
Corporate unallocated expenses	(748)	97	10	16	(625)
Total	$4,243	$97	$56	$243	$4,639

	24 Weeks Ended 6/15/2019
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Inventory fair value adjustments and merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$2,408	$—	$6	$—	$2,414
Quaker Foods North America	265	—	—	—	265
PepsiCo Beverages North America	1,079	—	16	—	1,095
Latin America	508	—	21	—	529
Europe	454	—	59	38	551
Africa, Middle East and South Asia	341	—	16	—	357
Asia Pacific, Australia and New Zealand and China Region	222	—	37	—	259
Corporate unallocated expenses	(540)	(54)	34	1	(559)
Total	$4,737	$(54)	$189	$39	$4,911

(a)
Core results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 for a discussion of each of these adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
(unaudited)

Gross Margin Performance Reconciliation

	12 Weeks Ended		24 Weeks Ended
	6/13/2020		6/13/2020
Reported gross margin growth	56	bps	33	bps
Mark-to-market net impact	—		19
Restructuring and impairment charges	(49)		(30)
Inventory fair value adjustments and merger and integration charges	(1)		(5)
Core gross margin growth (a)	6	bps	17	bps
Operating Margin Performance Reconciliation

	12 Weeks Ended		24 Weeks Ended
	6/13/2020		6/13/2020
Reported operating margin performance	(205)	bps	(192)	bps
Mark-to-market net impact	(31)		51
Restructuring and impairment charges	(80)		(45)
Inventory fair value adjustments and merger and integration charges	122		68
Core operating margin performance (a)	(195)	bps	(119)	bps

(a)	Core results are financial measures that are not in accordance with GAAP and exclude the above items affecting comparability. See pages A-5 to A-6 for a discussion of each of these adjustments.
Note – Certain amounts may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward looking statements, although not all forward looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward looking statements. Such risks and uncertainties include, but are not limited to: the impact of the spread of COVID-19; future demand for PepsiCo’s products, as a result of changes in consumer preferences or otherwise; changes in laws related to the use or disposal of plastics or other packaging of PepsiCo’s products; changes in, or failure to comply with, applicable laws and regulations; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of labeling or warning requirements on PepsiCo’s products; PepsiCo’s ability to compete effectively; failure to realize anticipated benefits from PepsiCo’s productivity or reinvestment initiatives or operating model; political conditions, civil unrest or other developments and risks in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; uncertain or unfavorable economic conditions in the countries in which PepsiCo operates; the ability to protect information systems against, or effectively respond to, a cybersecurity incident or other disruption; increased costs, disruption of supply or shortages of raw materials and other supplies; water scarcity; business disruptions; product contamination or tampering or issues or concerns with respect to product quality, safety and integrity; damage to PepsiCo’s reputation or brand image; failure to successfully complete, integrate or manage acquisitions and joint ventures into PepsiCo’s existing operations or to complete or manage divestitures or refranchisings; changes in estimates and underlying assumptions regarding future performance that can result in an impairment charge; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; PepsiCo’s ability to recruit, hire or retain key employees or a highly skilled and diverse workforce; loss of, or a significant reduction in sales to, any key customer; disruption to the retail landscape, including rapid growth in the e-commerce channel and hard discounters; any downgrade or potential downgrade of PepsiCo’s credit ratings; PepsiCo’s ability to implement shared services or utilize information technology systems and networks effectively; fluctuations or other changes in exchange rates; climate change or legal, regulatory or market measures to address climate change; failure to successfully negotiate collective bargaining agreements, or strikes or work stoppages; failure to adequately protect our intellectual property rights or infringement of intellectual property rights of others; potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations; and other factors that may adversely affect the price of PepsiCo’s publicly traded securities and financial performance.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward looking statement, whether as a result of new information, future events or otherwise.